UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: October 27, 2017

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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300 Houston, Texas, 77084
(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 27, 2017, the Audit Committee of the Board of Directors (the “Audit Committee”) of Rosehill Resources Inc. (the “Company”), in consultation with management concluded that the previously issued unaudited condensed interim consolidated financial statements for the three and six month period ended June 30, 2017 (the “Interim Financial Statements”) contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, as filed with the Securities and Exchange Commission (“SEC”) on August 15, 2017, should no longer be relied upon. The Company will restate the Interim Financial Statements to reflect a non-cash dividend deemed to have been made to certain holders of its 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) in connection with the business combination between the Company (formerly known as KLR Energy Acquisition Corp.) and Tema Oil & Gas Company (the “Business Combination”). Our independent registered public accounting firm, BDO USA, LLP concurred with the Audit Committee’s conclusion.

The Interim Financial Statements do not reflect the beneficial value attributable to the nondetachable conversion option for the Series A Preferred Stock as of April 27, 2017, the closing date of the Business Combination (the “Closing Date”). The Company determined that a beneficial conversion feature existed as of the Closing Date and that as a result a non-cash dividend of $6.7 million should have been deemed made to certain holders of the Series A Preferred Stock on the Closing Date. As a result, the net loss attributable to common shareholders of Rosehill Resources Inc. for the three months ended June 30, 2017 is expected to increase and the net income attributable to common shareholders of Rosehill Resources Inc. for the six months ended June 30, 2017 is expected to change to a net loss, in each case by $6.7 million from the amounts previously reported for the quarter ended June 30, 2017. Basic and diluted earnings per share will decrease by $1.14 to a loss per common share of $1.22 for the three months ended June 30, 2017, and to a loss of $0.47 per common share for the six months ended June 30, 2017. The beneficial conversion feature will be recorded as a decrease to preferred stock and an increase to additional paid-in capital. Because the preferred stock was convertible at issuance without a redemption date, the charge for the beneficial conversion feature is required to be taken immediately as a deemed dividend which will reduce the remaining amount of retained earnings and additional paid in capital for the six months ended June 30, 2017 and increase preferred stock. The ultimate effect of these adjustments was to record a deemed dividend which increased the loss available to common shareholders.

This adjustment is a non-cash adjustment and has no impact on net cash provided by or used in operating, investing or financing activities as reported in the Interim Financial Statements. This adjustment also has no impact on Adjusted EBITDAX as reported in the Company’s earnings announcement and other stockholder communications describing the Company’s financial results for the second quarter of 2017.

The Company will restate the Interim Financial Statements and file with the SEC a Form 10-Q/A for the quarterly period ended June 30, 2017. The amended 10-Q will include a discussion of the impact of the beneficial conversion feature on the Company’s restated Interim Financial Statements for the quarterly period ended June 30, 2017.

Management has concluded that the control deficiency that failed to detect the error constitutes a material weakness in internal control over financial reporting for the quarterly period ended June 30, 2017. Management is currently evaluating and implementing remediation plans to address the material weakness in internal control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.
Dated: November 2, 2017

	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)